UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 11, 2011, Prudential Financial, Inc. (the “Company”) and its wholly-owned subsidiary, Prudential New Jersey Captive Insurance Company, a captive insurer organized under New Jersey law (the “New Jersey Captive”), entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions. The Credit Agreement establishes a $2 billion syndicated letter of credit facility (the “Facility”), pursuant to which the New Jersey Captive may obtain a letter of credit during a 3-year availability period as necessary to support the funding obligations of the New Jersey Captive under a new reinsurance arrangement with The Prudential Insurance Company of America (“Prudential Insurance”). The Company has guaranteed all obligations of the New Jersey Captive under the Facility, including its obligation to reimburse any drawings made under the letter of credit.

The new reinsurance arrangement provides for the New Jersey Captive to reinsure 90% of the short-term risks under the policies in Prudential Insurance’s Closed Block. These short-term risks represent the impact of variations in experience of the Closed Block that are expected to be recovered over time as a result of corresponding adjustments to policyholder dividends. The new reinsurance arrangement is intended to alleviate the short-term surplus volatility within Prudential Insurance resulting from the Closed Block, including volatility caused by the impact of any unrealized mark-to-market losses or realized credit losses within the Closed Block’s investment portfolio.

Any letter of credit obtained by the New Jersey Captive under the Facility will be held in a reinsurance trust created for the benefit of Prudential Insurance under the reinsurance arrangement. The letter of credit will be renewable on an annual basis and may be increased or decreased in size during the 3-year availability period of the Facility, as necessary under the terms of the reinsurance arrangement. Any letter of credit that is outstanding at the end of the 3-year availability period will amortize on a straight-line basis until its termination on the 7th anniversary of the Facility, unless the letter of credit amount decreases more quickly or is no longer required at all under the terms of the reinsurance arrangement. Drawings under the letter of credit are conditional and will be made only if payments due by the New Jersey Captive to Prudential Insurance under the reinsurance arrangement cannot be settled with other assets of the New Jersey Captive. Because experience of the Closed Block is ultimately passed along to policyholders over time through the annual policyholder dividend, the Company believes that the likelihood of any drawing under the letter of credit is remote.

The ability of the New Jersey Captive to obtain the letter of credit is subject to the continued satisfaction of customary conditions under the Credit Agreement, including the maintenance at all times by Prudential Insurance of total adjusted capital of at least $5.5 billion based on statutory accounting principles prescribed under New Jersey law and the Company’s maintenance of consolidated net worth of at least $19.0 billion, based on U.S. GAAP stockholders’ equity, excluding accumulated other comprehensive income (loss).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero

Name: John M. Cafiero
Title: Vice President and Assistant Secretary